Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned officers and directors of Navidea Biopharmaceuticals, Inc., a Delaware corporation (the ”Company”), hereby appoints Jed A. Latkin as his or her true and lawful attorney-in-fact, with power to act as his or her true and lawful attorney-in-fact, in his or her name and on his or her behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, 500,000 shares of Common Stock, $.001 par value, of the Company to be to be issued to the Navidea Biopharmaceuticals, Inc. 401(k) Plan and Trust (the “Plan”) or its beneficiaries as employer matching contributions, and such other number of shares as may be issued under the anti-dilution provision of the Plan, and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorneys-in-fact, and to each of them, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have signed these presents this 15th day of May 2020.

Signature	Title

/s/ Jed A. Latkin	Chief Executive Officer, Chief Operating Officer
Jed A. Latkin	and Chief Financial Officer, Director (principal executive officer, principal financial officer and principal accounting officer)

/s/ Y. Michael Rice	Chair, Director
Y. Michael Rice

/s/ Claudine Bruck, Ph.D.	Director
Claudine Bruck, Ph.D.

/s/ Adam D. Cutler	Director
Adam D. Cutler

/s/ S. Kathryn Rouan, Ph.D.	Director
S. Kathryn Rouan, Ph.D.